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                        [SULLIVAN & CROMWELL LETTERHEAD]


                                                               March 1, 1996


The CountryBaskets Index Fund, Inc.,
     31 West 52nd Street,
          New York, New York 10019.


Dear Sirs:

               In connection with the Registration Statement on Form N-1A (File No. 33-85710) of The CountryBaskets Index Fund, Inc., a Maryland corporation (the "Fund"), filed under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indefinite number of shares of Common Stock, par value $.001 per share, of the Fund (the "Shares"), we, as your counsel, have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.


               Upon the basis of such examination, we advise you that, in our opinion, the Shares have been duly authorized to the extent of 200,000,000 shares of each of the classes known as Australia Index Series, France Index Series, Germany Index Series, Hong Kong Index Series, Italy Index
Series, Japan Index Series, South Africa Index Series, UK Index Series and US Index Series and, when the Registration Statement has become effective under the Securities Act and the Shares have been issued (a) for at least the par value thereof in accordance with the Registration Statement and Articles of Incorporation, (b) so as not to exceed the then authorized number of Shares and
(c) in accordance with the authorization of the Board of Directors, the Shares will be duly and validly issued, fully paid and non-assessable.

               The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Counsel and Independent Accountants" in the Statement of Additional Information contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act.

                                                               Very truly yours,
                                                         /s/ Sullivan & Cromwell